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This website is for general informational purposes only, and is governed by the Terms of Use. The information contained herein does not take into regard the specific investment objectives, financial situation, suitability, or the particular need of any specific person who may view this website, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of ValueAct Capital, and are based on publicly available information with respect to Acxiom Corporation (the “Issuer”). Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the Issuer or other companies ValueAct Capital considers comparable.

Unless otherwise noted, ValueAct Capital has not sought or obtained consent from any third party to use any statements or information indicated in this website as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.

ValueAct Capital shall not be responsible or have any liability for any information contained in any SEC filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade, and such securities may not trade at prices that may be implied in this website. The estimates, projections and pro forma information set forth in this website are based on assumptions that ValueAct Capital believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material. This website does not recommend the purchase or sale of any security.

Members of ValueAct Capital reserve the right to change any of their opinions expressed in this website at any time as they deem appropriate. ValueAct Capital disclaims any obligation to update the information contained herein.

Under no circumstances is this website to be used or considered as an offer to sell or a solicitation of an offer to buy any security. Members of ValueAct Capital currently hold shares of common stock of the Issuer. ValueAct Capital manages funds and accounts that are in the business of trading—buying and selling—public securities. It is possible that there will be developments in the future that cause one or more members of ValueAct Capital from time to time to sell all or a portion of their shares in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. The members of ValueAct Capital also reserve the right to take any actions with respect to their investments in the Issuer as they may deem appropriate, including, but not limited to, communicating with management of the Issuer, the board of directors of the Issuer and other investors or conducting a proxy solicitation with respect to the election of persons to the board of directors of the Issuer.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VA PARTNERS, LLC AND CERTAIN OF ITS RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE SHAREHOLDERS OF ACXIOM CORPORATION FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF ACXIOM CORPORATION WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF ACXIOM CORPORATION AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING GEORGESON INC. BY TELEPHONE TOLL-FREE AT (866) 316-4262 OR, IF YOU ARE A BANK OR BROKER, AT (212) 440-9800. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED OR REFERRED TO IN THE MOST RECENT SCHEDULE 14A FILED BY VA PARTNERS, LLC WITH THE SEC ON JUNE 23, 2006.

THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. SUCH SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

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THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. SUCH SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT http://www.sec.gov OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

Website Disclaimer

This website is for general informational purposes only, and is governed by the Terms of Use. The information contained herein does not take into regard the specific investment objectives, financial situation, suitability, or the particular need of any specific person who may view this website, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of ValueAct Capital, and are based on publicly available information with respect to Acxiom Corporation (the “Issuer”). Certain financial information and data used herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) by the Issuer or other companies ValueAct Capital considers comparable.

Unless otherwise noted, ValueAct Capital has not sought or obtained consent from any third party to use any statements or information indicated in this website as having been obtained or derived from statements made or published by third parties. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate.

ValueAct Capital shall not be responsible or have any liability for any information contained in any SEC filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Issuer will trade, and such securities may not trade at prices that may be implied in this website. The estimates, projections and pro forma information set forth in this website are based on assumptions that ValueAct Capital believes to be reasonable, but there can be no assurance or guarantee that actual results or performance of the Issuer will not differ, and such differences may be material. This website does not recommend the purchase or sale of any security.

Members of ValueAct Capital reserve the right to change any of their opinions expressed in this website at any time as they deem appropriate. ValueAct Capital disclaims any obligation to update the information contained herein.

Under no circumstances is this website to be used or considered as an offer to sell or a solicitation of an offer to buy any security. Members of ValueAct Capital currently hold shares of common stock of the Issuer. ValueAct Capital manages funds and accounts that are in the business of trading—buying and selling—public securities. It is possible that there will be developments in the future that cause one or more members of ValueAct Capital from time to time to sell all or a portion of their shares in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares. The members of ValueAct Capital also reserve the right to take any actions with respect to their investments in the Issuer as they may deem appropriate, including, but not limited to, communicating with management of the Issuer, the board of directors of the Issuer and other investors or conducting a proxy solicitation with respect to the election of persons to the board of directors of the Issuer.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY VA PARTNERS, LLC AND CERTAIN OF ITS RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE SHAREHOLDERS OF ACXIOM CORPORATION FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF ACXIOM CORPORATION WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF ACXIOM CORPORATION AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT http://www.sec.gov OR BY CONTACTING GEORGESON INC. BY TELEPHONE TOLL-FREE AT (866) 316-4262 OR, IF YOU ARE A BANK OR BROKER, AT (212) 440-9800. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED OR REFERRED TO IN THE MOST RECENT SCHEDULE 14A FILED BY VA PARTNERS, LLC WITH THE SEC ON JUNE 23, 2006.

THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. SUCH SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT http://www.sec.gov OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

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Bring “True Independence” to the Board at ACXIOM

“True independence—meaning the willingness to challenge a forceful CEO when something is wrong or foolish—is an enormously valuable trait in a director. It is also rare. The place to look for it is among high-grade people whose interests are in line with those of rank-and-file shareholders—and are in line in a very big way.”

Warren Buffett

Berkshire Hathaway

2003 Chairman’s Letter

“It is the policy of the board that no representatives of institutional investors that have significant holdings of Acxiom stock…will be submitted for nomination by the board due to the possibility of conflicts of interest.”

Acxiom Corporation

Notice of Annual Meeting of

Shareholders

June 2005

Which view of Board representation do you think is the right one —Warren Buffett’s or Acxiom’s? As thoughtful, long-term investors, we agree with Mr. Buffett—and hope you do too. Acxiom’s cynical decision to exclude institutional shareholders from its board must not be allowed to stand. It is time to make changes to a board whose directors have, in our opinion, lost their way as representatives of Acxiom’s true owners—its shareholders.

ValueAct Capital, a major Acxiom shareholder since 2003, and today the Company’s largest shareholder, developed this website, and seeks your support to elect three experienced and well-qualified candidates to Acxiom’s Board of Directors. In this site, you will find out in detail why we are seeking Board representation at Acxiom, as well as more about ValueAct Capital itself. We urge you to help us bring what Mr. Buffett terms “True Independence” to the Board at Acxiom!

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Background

ValueAct Capital made its initial investment in Acxiom in June of 2003. At the time of our investment, we were impressed by the apparent resilience demonstrated by the business in the face of highly challenging business conditions and by the company’s improvement in cash generation from fiscal 2001 through fiscal 2003. Although we did observe what we believed to be some weaknesses in the management and governance of the company, we were impressed by Acxiom’s stated plans to leverage its rich technology and data assets into higher margin products, to develop a more scaleable service delivery model, and to operate with intensified return-on-investment discipline.

In December of 2003, we met with Acxiom Chairman and CEO Charles Morgan and urged him to make a public commitment to continued improvement in Acxiom’s return-on-invested-capital and cash generation. In early 2004, Acxiom did just that, and began to communicate its financial outlook via a “Financial Roadmap”. The market’s reaction to the introduction of the Financial Roadmap was immediately positive, and Acxiom’s stock subsequently rose to multi-year highs.

However, Acxiom’s commitment to the “Roadmap” proved short-lived. By December of 2004, Acxiom had already veered off the “Roadmap”. Its reported free cash flow numbers excluded tens of millions of dollars of asset additions via leases and installment arrangements. We became increasingly concerned during the early months of 2005, as disappointments in the financial performance at Claritas and Consodata continued, in our opinion, calling into question the quality of due diligence that supported the initial forecasts for these businesses. It also appeared to us that Acxiom planned to drive sales growth with capital-intensive IT management contracts, and the growth of assets related to these projects continued unabated. Finally, the “Roadmap’s” long-term return-on-asset goals were decreased.

The above concerns prompted Jeff Ubben, ValueAct Capital’s Managing Partner, to have discussions with Charles Morgan about joining Acxiom’s board. It was our belief that Jeff’s extensive board, governance, and financial experience would enable him to positively assist with strategic focus, capital allocation discipline, and management transition planning at Acxiom—all areas of concern on our part. Ubben met with members of Acxiom’s board, but was later told that neither he nor any other representative of an institutional shareholder would ever serve on Acxiom’s Board due to “conflicts of interest”. Acxiom formalized this policy in its June 2005 proxy statement.

For ValueAct Capital, the new policy at Acxiom was a wake-up call. Just as we’d become increasingly concerned about the ability of Acxiom’s management, led by Charles Morgan, to maximize shareholder value, the adoption of this policy convinced us that Acxiom’s Board was closing ranks around Charles Morgan making it less and less likely that they would step back and hold management truly accountable for its performance.

It seemed that we were faced with two options: we could sell our Acxiom stock, as so many other investors have done in the wake of disappointments, or we could pay a control premium for the whole business and implement value creating changes ourselves. In 2005, ValueAct Capital made two premium offers to acquire the remaining shares of Acxiom that we did not already own—at $23 and $25 per share—and both were rejected. Acxiom’s Board rejected our offers without even forming a special committee to consider them.

We still believe that the potential value at Acxiom is substantial enough in the right management’s hands, that we are now pursuing the goal of value enhancement through the proxy process. Furthermore, we have announced our intention to acquire via a tender offer an additional 7 million Acxiom shares at $25 per share, if our three nominees are elected to Acxiom’s board. This purchase would increase ValueAct Capital’s ownership to just less than the 20% threshold allowed by Acxiom’s poison pill.

We believe that the status quo at Acxiom has failed shareholders—the share price now trades below levels first reached in 1996. ValueAct Capital’s changeatacxiom.com website details our view of just how serious this failure has been, and also shows that our nominees have the experience and ideas to drive value-creating change at Acxiom. The website provides information on:

Acxiom’s poor corporate governance

•	How the majority of Acxiom’s Board is connected to Charles Morgan through a variety of personal and business connections.

•	How Charles Morgan’s use of Acxiom resources to benefit himself and his family goes well beyond information disclosed in Acxiom proxy statements.

•	How the Company’s Charter and Bylaws have imposed burdens on the exercise of corporate democracy at Acxiom.

Poor business performance

•	How Acxiom’s stock returns, operating margins, returns on invested capital, and internal growth have lagged peers over many years.

•	How Acxiom’s current statements about “improved” performance ring hollow against a multi-year backdrop of broken promises.

The ValueAct Capital Alternative

•	ValueAct Capital’s record of creating value on public company boards

•	The qualifications of our nominees

•	Our plans for creating value

We urge you to review the information contained in this website thoroughly and to vote for change at Acxiom.

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Spotlight on Acxiom

Governance	Performance

Board Interlocks with Charles Morgan	Historical Stock Price Performance

Charles Morgan’s Self Dealing	Business Performance

Summary of Acxiom Proxy Disclosure	Low Returns on Investments

Tangled Web	Overinvestment/Weak Cash Flow

Lack of Shareholder Democracy	EBIT Margins Lag Peers

Weak Fiduciary Decisions	Breaking Down Internal Growth

“This Time it’s Different”

ValueAct Capital has lost confidence in the ability of Acxiom management, led by Charles Morgan, to maximize shareholder value. This section of the website shines a spotlight on Acxiom’s corporate governance and business performance. It reveals that the reality beneath the surface and the detail beneath the spin reveal a very different, and more troubling, picture of Acxiom than appears at first blush. Please click on the buttons above to enter this portion of the website.

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Spotlight on Acxiom - Governance

Governance	Performance

Board Interlocks with Chairman/CEO Charles Morgan

The Majority of Acxiom’s board members have personal or professional ties to Charles Morgan

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Governance	Performance

Summary of Acxiom Proxy Disclosure

The following disclosures in Acxiom’s proxy statements from fiscal 1999 through fiscal 2005, in our opinion, demonstrate that Mr. Morgan and his family have benefited substantially from Mr. Morgan’s position as Acxiom’s Chairman and CEO.

•	Acxiom paid a total of approximately $7.6 million from 1999 to 2005 to motorsports entities controlled by Mr. Morgan’s son. Specifically,

•	Acxiom paid such entities approximately $500,000 in fiscal 1999 as reported in Acxiom’s 1999 annual proxy statement;

•	$1,500,000 in fiscal 2000 as reported in Acxiom’s 2000 annual proxy statement;

•	$1,500,000 in fiscal 2001 as reported in Acxiom’s 2001 annual proxy statement ;

•	$1,000,000 in fiscal 2002 as reported in Acxiom’s 2002 annual proxy statement;

•	$1,500,000 in fiscal 2003 as reported in Acxiom’s 2003 annual proxy statement;

•	$975,000 in fiscal 2004 as reported in Acxiom’s 2004 annual proxy statement; and

•	$625,000 in fiscal 2005 as reported in Acxiom’s 2005 annual proxy statement.

•	Acxiom paid a total of approximately $6.0 million from 1999 to 2005 to MorAir, an entity owned by Mr. Morgan, for use of an airplane. Specifically,

•	Acxiom paid MorAir approximately $796,620 in fiscal 1999 as reported in Acxiom’s 1999 annual proxy statement;

•	$960,000 in fiscal 2000 as reported in Acxiom’s 2000 annual proxy statement;

•	$1,020,000 in fiscal 2001 as reported in Acxiom’s 2001 annual proxy statement;

•	$900,000 in fiscal 2002 as reported in Acxiom’s 2002 annual proxy statement;

•	$696,000 in fiscal 2003 as reported in Acxiom’s 2003 annual proxy statement;

•	$696,000 in fiscal 2004 as reported in Acxiom’s 2004 annual proxy statement; and

•	$900,000 in fiscal 2005 as reported in Acxiom’s 2005 annual proxy statement.

•	Acxiom paid a total of approximately $463,000 from 1999 to 2001 to a staffing services company owned by Mr. Morgan’s wife. Specifically,

•	Acxiom paid such entity approximately $102,000 in fiscal 1999 as reported in Acxiom’s 1999 annual proxy statement;

•	$250,000 in fiscal 2000 as reported in Acxiom’s 2000 annual proxy statement; and

•	$111,000 in fiscal 2001 as reported in Acxiom’s 2001 annual proxy statement.

•	Acxiom negotiated a settlement with Cognitive Data, Inc. (“CDI”), an entity which is majority owned and led by Mr. Morgan’s son-in-law, whereby CDI agreed to pay an aggregated balance totaling $1,172,770 owed to Acxiom by March 31, 2005, but only paid $812,000.

As reported in Acxiom’s 2003 and 2004 annual proxy statements, CDI’s president and majority shareholder is the son-in-law of Mr. Morgan. Acxiom negotiated a settlement with CDI, as reported in Acxiom’s 2003 and 2004 annual proxy statements, whereby Acxiom agreed to restructure CDI’s payments owed for past services in exchange for a release of liability in connection with a processing error. Acxiom reported in its 2003 annual proxy statement that it expected CDI would pay approximately $858,000 by the end of fiscal 2003 in connection with such settlement. However, Acxiom reported in its 2004 annual proxy statement that payments totaling only $410,000 were actually made. Acxiom further reported in its 2004 annual proxy statement that, despite such non-payment, Acxiom continued to sell CDI products for resale to CDI’s clients. As a result, CDI owed an aggregated balance of $1,172,770 for such purchases, together with the remaining balance on the 2003 settlement, to Acxiom at March 31, 2004. Although Acxiom’s 2004 annual proxy statement reported that the 2003 settlement was amended on April 9, 2004, whereby CDI agreed to repay its outstanding balance plus 5% interest in six installments by March 31, 2005, Acxiom’s 2005 annual proxy statement reported that CDI only paid approximately $812,000 in fiscal 2005 of the $1,172,770 aggregated balance actually owed to Acxiom.

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Spotlight on Acxiom – Governance – Charles Morgan’s Self Dealing II

The following information, which comes from publicly available documents, suggests that Charles Morgan has used Acxiom funds to help support his and some of his family members’ personal interests. The tangled web of connections between Morgan, his family members and Acxiom is illustrated as follows (to obtain a copy of the source documents listed below, contact info@valueact.com):

-click on pic to enlarge-

•	Funds Flowing Between Acxiom and Morgan Family Members’ Companies. While the Company, according to news reports and Hoovers (55), engaged in consistent rounds of layoffs to cut costs, Acxiom funds flowed between Acxiom and companies owned or partially owned by Mr. Morgan and his family members in ways that had questionable benefits to the Company, as follows:

•	Mr. Morgan, a racecar driver, has spent over $7.6 million Acxiom dollars since 1999 to sponsor a celebrity NASCAR Craftsman Truck Series truck and a Grand American Series racing team (56) that was, until 2004, 51% owned by Mr. Morgan and his son Rob collectively, according to Acxiom SEC filings. (57) Rob Morgan drove for the teams and Mr. Morgan himself was entered in at least 2 Grand American races in 2002 and 2003 in which Acxiom sponsored the car he drove, according to racing league records. (58)

•	Acxiom paid a franchise owned by Mr. Morgan’s wife over $450,000 in fees for “staffing services” between 1999 and 2001, according to Acxiom SEC filings. (59)

•	Acxiom donated $30,000 to the Arkansas Symphony Orchestra between July 2003 and June 2004, according to Symphony disclosures, which also show that Mrs. Morgan became the Chair of the Symphony Orchestra Society board during this period. (60)

•	Mr. Morgan’s daughter, Caroline, has done work for Acxiom through a company she founded and ran called Caroline Morgan Consulting, according to a news article. (61) She was also one of the owners of Einstein Systems, Inc., of which her husband Rodney Ford is president, according to a news article (62) Einstein has done business with Acxiom, according to a 2001 version of Einstein’s website. (63)

•	Mr. Morgan’s son-in-law, Rodney Ford, has been involved with at least two businesses, CognitiveData, Inc. and Einstein Systems, Inc., that have done business with Acxiom, according to Acxiom’s SEC filings, news articles and a 2001 version of Einstein’s website. (64) CognitiveData appears to still be engaged in a series of reseller arrangements with Acxiom. (65)

•	The Querencia Connection. According to SEC filings, between April 15th of 2004 and April 1st of 2005, Mr. Morgan sold over $15 million worth of Acxiom stock. (66) During that time, Acxiom’s share price declined 13%, wiping out $260 million in shareholder value. (67) In July of 2004, it was announced in a press release that Mr. Morgan and two other Acxiom executives, James Womble and Rodger Kline, bought a luxury residential golf club in Cabo San Lucas, Mexico (Querencia). (68) There appears to be a web of notable connections between Acxiom directors and executives and Querencia, including:

•	In a recent news article it was stated that Dathan Gaskill, Acxiom’s corporate Finance Leader and Treasurer helped negotiate the purchase of Querencia by Mr. Morgan. (69) Mr. Gaskill is reported to have used his vacation time to negotiate the deal, and was reimbursed by Querencia’s owners, according to Acxiom spokesman Dale Ingram. In 2005 the Querencia website indicated that Mr. Gaskill was a member of its Executive Committee. (70)

•	Before 2001, a contractor named Jorge Carrera built Mr. Morgan’s home in Cabo San Lucas, Mexico, according to Mr. Carrera’s company website and a news article (71). By 2004, the year Mr. Morgan purchased Querencia, Mr. Carrera had become employed by Acxiom as its “Chief of Procurement.” (72) Also during 2004, Mr. Carrera became Querencia’s “Company Leader,” according to a Querencia directory. (73) It has also been reported by the press that Mr. Carrera has a minority stake in Querencia. (74) On May 14, 2006, an article regarding the ValueAct Capital/Acxiom proxy fight appeared in the New York Times Sunday Business section. (75) That article discussed the connection between Mr. Morgan and Querencia. Four days later, Acxiom announced that Mr. Carrera would be leaving Acxiom to work for Querencia full time. (76)

•	Mr. Morgan’s wife Susie, Jorge Carrera, and Jill Bloom (wife of Acxiom’s then-treasurer and financial relations leader Robert Bloom) started a company in 2003 that bought land in Little Rock for $45,000, built a house on it, and sold that house to Mr. Carrera for $421,000, according to corporate and property records. (77) Mr. Carrera initially purchased the house with a $420,993 loan from Susie Morgan. That loan was paid off soon after when Mr. Carrera took a mortgage from a bank, according to property records. (78)

•	Acxiom’s newly appointed Board Member, Michael Durham, is a member of Querencia, according to a Querencia newsletter. (79)

1. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=59759&corp_type_id=&corp_name=cognitivedata%2C+inc.&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006); Acxiom Corp., 2003 Definitive Proxy Statement, “Certain Relationships and Related Transactions” section (June 18, 2003).

2. Arkansas Business Staff, “Einstein Systems Not Merging, COO Says,” Arkansas Business (Feb. 18, 2002), available at http://www.arkansasbusiness.com/article.aspx?aID=29311 (last visited July 19, 2006).

3. Ibid.

4. Ibid.

5. Jon Parham, “ESI Head Blames Venture Capitalists,” Arkansas Business (Jan. 17, 2000), available at http://www.arkansasbusiness.com/search.asp?keyword=esi%20group&date1=&date2=&category=&author=&Page=3 (last visited July 19, 2006).

6. Ibid.

7. Einstein Systems, Inc., “Partial Client Listing” Page (Nov. 30, 2001), http://web.archive.org/web/20011220120628/einsteinsystems.com/index.cfm?body=clientlisting (last visited July 19, 2006).

8. Murray Coleman, “ESI Group to Buy Mortech; Move to Push Projected Annual Sales to $19 Million,” Arkansas Democrat-Gazette, p. 1D (Feb. 10, 1997).

9. Jonathan Groves, “Acxiom Finds Buyer for Unit: Man at the Top,” Arkansas Democrat-Gazette, 1D (May 17, 1994); Acxiom Corp., Form 10-K, “The Company’s Products and Services” section (June 28, 1995).

10. Ibid.

11. Murray Coleman, “ESI Group to Buy Mortech; Move to Push Projected Annual Sales to $19 Million,” Arkansas Democrat-Gazette, p. 1D (Feb. 10, 1997).

12. Jon Parham, “ESI Head Blames Venture Capitalists,” Arkansas Business (Jan. 17, 2000), available at http://www.arkansasbusiness.com/search.asp?keyword=esi%20group&date1=&date2=&category=&author=&Page=3 (last visited July 19, 2006).

13. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database,

http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=48987&corp_type_id=&corp_name=caroline+morgan&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006); Leigh Coker, “New Businesses: Caroline Morgan Consulting,” Arkansas Business, p. 24 (Aug. 17, 1998).

14. Leigh Coker, “New Businesses: Caroline Morgan Consulting,” Arkansas Business, p. 24 (Aug. 17, 1998).

15. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=48987&corp_type_id=&corp_name=caroline+morgan&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

16. Jonathan Groves, “Acxiom Finds Buyer for Unit: Man at the Top,” Arkansas Democrat-Gazette, 1D (May 17, 1994); Acxiom Corp., Form 10-K, “The Company’s Products and Services” section (June 28, 1995).

17. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=48987&corp_type_id=&corp_name=caroline+morgan&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

18. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=177129&corp_type_id=&corp_name=morair&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

19. Acxiom Corp., 1995 Definitive Proxy Statement, “Certain Transactions” section (June 14, 1995); Acxiom Corp., 1996 Definitive Proxy Statement, “Certain Transactions” section (June 7, 1996); Acxiom Corp., 1997 Definitive Proxy Statement, “Certain Transactions” section (June 13, 1997); Acxiom Corp., 1999 Definitive Proxy Statement, “Certain Transactions” section (June 25, 1999); Acxiom Corp., 2000 Definitive Proxy Statement, “Certain Transactions” section (June 22, 2000); Acxiom Corp., 2001 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2001); Acxiom Corp., 2002 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2002); Acxiom Corp., 2003 Definitive Proxy Statement, “Certain Relationships and Related Transactions” section (June 18, 2003); Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

20. Flights of MorAir Falcon (as downloaded from www.fbo.com).

21. Grand American Road Racing Association: Archives Pages, at http://www.grandamerican.com/Archive.asp (last visited July 19, 2006).

22. Eric E. Harrison, “Gift to Tune of $1.6 Million; Acxiom’s Morgan, Wife Endowing ASO Concert Series,” Arkansas Democrat-Gazette (Dec. 9, 2005).

23. 2002 IRS Form 990 and Related Disclosures for Arkansas Symphony Orchestra Society, Inc.; 2003 IRS Form 990 and Related Disclosures for Arkansas Symphony Orchestra Society, Inc.; Eric E. Harrison, “Gift to Tune of $1.6 Million; Acxiom’s Morgan, Wife Endowing ASO Concert Series,” Arkansas Democrat-Gazette (Dec. 9, 2005).

24. Arkansas Symphony Orchestra Society Inc. Board List 2003-2004; Arkansas Symphony Orchestra Society Inc.: About ASO Page, at http://www.arkansassymphony.org/ about/board.asp (last visited July 19, 2006).

25. 1999 Definitive Proxy Statement, “Certain Transactions” section (June 25, 1999).

26. Acxiom Corp., 1999 Definitive Proxy Statement, “Certain Transactions” section (June 25, 1999); Acxiom Corp., 2000 Definitive Proxy Statement, “Certain Transactions” section (June 22, 2000); Acxiom Corp., 2001 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2001).

27. Yellow Book Search Results Page, http://www.yellowbook.com/Listings/Listing/29960705/?T=5&Q=categories%3a+employment+agencies&WH=Conway%2c+AR&CT=3&CS=2&AN=0 (last visited July 19, 2006).

28. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=142768&corp_type_id=&corp_name=JSM&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

29. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=177129&corp_type_id=&corp_name=morair&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

30. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=142768&corp_type_id=&corp_name=JSM&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

31. Arkansas Franchise Tax Reports of MCA Development, Inc., 2004-2005 Reporting Years; Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=167370&corp_type_id=&corp_name=mca+development&agent_search=&agent_city=&agent_state=&filing_number=

&cmd= (last visited July 19, 2006).

32. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=45697&corp_type_id=&corp_name=cabo+casa&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

33. Arkansas Franchise Tax Reports of MCA Development, Inc., 2004-2005 Reporting Years; Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php? DETAIL=167370&corp_type_id=&corp_name=mca+development&agent_search=&agent_city=&agent_state=&filing_number=

&cmd= (last visited July 19, 2006).

34. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=45697&corp_type_id=&corp_name=cabo+casa&agent_search=&agent_city=&agent_state=&filing_number=&cmd= (last visited July 19, 2006).

35. George Waldon, “Rockefeller’s Auto Overhaul,” Arkansas Business, p. 1 (Aug. 10, 1992).

36. Querencia: Noteworthy News Page (Sept. 25, 2004), http://web.archive.org/web/20041013003106/www.loscabosquerencia.com/index.cfm?page=news; Snell Real Estate Monthly Newsletter (Aug. 2004).

37. Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=220254&corp_type_id=&corp_name=RM+Promotions&agent_search=&agent_city=&agent_state=&filing_number=

&cmd= (last visited July 19, 2006).

38. Arkansas Franchise Tax Reports of RM Promotions, LLC, 2003-2005 Reporting Years.

39. Arkansas Franchise Tax Reports of MCA Development, Inc., 2004-2005 Reporting Years; Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database,

http://www.sos.arkansas.gov/corps search_corps.php?DETAIL=167370&corp_type_id=&corp_name=mca+development&agent_search=&agent_city=&agent_state=&filing_number=

&cmd= (last visited July 19, 2006).

40. Property Transfer Records for Pulaski County, Arkansas.

41. Querencia: Personnel Directory Page (Sept. 25, 2004), http://web.archive.org/web/20041013001920/www.loscabosquerencia.com/index.cfm?page=directory (last visited July 19, 2006).

42. Grand American Road Racing Association: Archives Pages, at http://www.grandamerican.com/Archive.asp (last visited July 19, 2006).

43. George Waldon, “Rockefeller’s Auto Overhaul,” Arkansas Business, p. 1 (Aug. 10, 1992).

44. Acxiom Corp.: Online Support: “Changes to the Action Request System (Remedy)” Page,

https://supportweb.acxiom.com/Content/Documentation/Communications/ 20040501.pdf (last visited July 19, 2006); Acxiom Corp.: Online Support: “Action Request System (AR System 5.1) Release Notes” Page, https://supportweb.acxiom.com/Content/Documentation/ReleaseNotes/RN_20040501.doc (last visited July 19, 2006).

45. Brian Baskin, “Taking a Swing at Acxiom,” Arkansas Democrat Gazette (May 21, 2006).

        46. Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005); Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=220254&corp_type_id=&corp_name=RM+Promotions&agent_search=&agent_city=&agent_state=&filing_number=

&cmd= (last visited July 19, 2006).

47. 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

48. Querencia: Noteworthy News Page (Sept. 25, 2004), http://web.archive.org/web/20041013003106/www.loscabosquerencia.com/index.cfm?page=news (last visited July 19, 2006); Snell Real Estate Monthly Newsletter (Aug. 2004).

49. Querencia: Personnel Directory Page (Sept. 25, 2004), http://web.archive.org/web/20041013001920/www.loscabosquerencia.com/index.cfm?page=directory (last visited July 19, 2006).

50. Grand American Road Racing Association: Archives Pages, at http://www.grandamerican.com/Archive.asp (last visited July 19, 2006).

51. Acxiom Corp., 1999 Definitive Proxy Statement, “Certain Transactions” section (June 25, 1999); Acxiom Corp., 2000 Definitive Proxy Statement, “Certain Transactions” section (June 22, 2000); Acxiom Corp., 2001 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2001); Acxiom Corp., 2002 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2002); Acxiom Corp., 2003 Definitive Proxy Statement, “Certain Relationships and Related Transactions” section (June 18, 2003); Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004).

52. 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

53. Note reference deleted.

54. Acxiom Corp., 2003 Definitive Proxy Statement, “Certain Relationships and Related Transactions” section (June 18, 2003); Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

55. Hoover’s Inc., Acxiom Corporation: History (2006); Jake Bleed, “Acxiom Thinks Big with Reorganization,” Arkansas Democrat-Gazette (Apr. 4, 2004).

56. Acxiom Corp., 1999 Definitive Proxy Statement, “Certain Transactions” section (June 25, 1999); Acxiom Corp., 2000 Definitive Proxy Statement, “Certain Transactions” section (June 22, 2000); Acxiom Corp., 2001 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2001); Acxiom Corp., 2002 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2002); Acxiom Corp., 2003 Definitive Proxy Statement, “Certain Relationships and Related Transactions” section (June 18, 2003); Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

57. 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

58. Grand American Road Racing Association: Archives Pages, at http://www.grandamerican.com/Archive.asp (last visited July 19, 2006).

59. Acxiom Corp., 1999 Definitive Proxy Statement, “Certain Transactions” section (June 25, 1999); Acxiom Corp., 2000 Definitive Proxy Statement, “Certain Transactions” section (June 22, 2000); Acxiom Corp., 2001 Definitive Proxy Statement, “Certain Transactions” section (June 21, 2001).

60. Eric E. Harrison, “Gift to Tune of $1.6 Million; Acxiom’s Morgan, Wife Endowing ASO Concert Series,” Arkansas Democrat-Gazette (Dec. 9, 2005); 2002 IRS Form 990 and Related Disclosures for Arkansas Symphony Orchestra Society, Inc.; 2003 IRS Form 990 and Related Disclosures for Arkansas Symphony Orchestra Society, Inc..

61. Leigh Coker, “New Businesses: Caroline Morgan Consulting,” Arkansas Business, p. 24 (Aug. 17, 1998).

62. Jon Parham, “ESI Head Blames Venture Capitalists,” Arkansas Business (Jan. 17, 2000), available at http://www.arkansasbusiness.com/search.asp?keyword=esi%20group&date1=&date2=&category=&author=&Page=3 (last visited July 19, 2006).

63. Einstein Systems, Inc., “Partial Client Listing” Page (Nov. 30, 2001), http://web.archive.org/web/20011220120628/einsteinsystems.com/index.cfm?body=clientlisting (last visited July 19, 2006).

64. Acxiom Corp., 2003 Definitive Proxy Statement, “Certain Relationships and Related Transactions” section (June 18, 2003); Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005); Einstein Systems, Inc., “Partial Client Listing” Page (Nov. 30, 2001), http://web.archive.org/web/20011220120628/einsteinsystems.com/index.cfm?body=clientlisting (last visited July 19, 2006).

65. Acxiom Corp., 2004 Definitive Proxy Statement, “Related-Party Transactions” section (June 25, 2004); Acxiom Corp., 2005 Definitive Proxy Statement, “Related-Party Transactions” section (June 24, 2005).

66. Acxiom Corp., Form 4 Filings (Apr. 15, 2004; May 10, 2004; June 10, 2004; July 14, 2004; Aug. 20, 2004; Aug. 24, 2004; Sept. 20, 2004; Oct. 1, 2004; Oct. 10, 2004; Nov. 1, 2004; Dec. 10, 2004; Dec. 13, 2004; Jan. 10, 2005; Feb. 22, 2005; Mar. 21, 2005; Apr. 1, 2005).

67. Figures derive from Bloomberg, L.P.; Acxiom Corp., Form 10-K (June 14, 2004); Acxiom Corp., Form 10-K (June 13, 2005).

68. Querencia: Noteworthy News Page (Sept. 25, 2004), http://web.archive.org/web/20041013003106/www.loscabosquerencia.com/index.cfm?page=news (last visited July 19, 2006); Snell Real EstateMonthly Newsletter (Aug. 2004).

69. Brian Baskin, “Taking a Swing at Acxiom,” Arkansas Democrat Gazette (May 21, 2006).

70. Querencia: Personnel Directory Page (Sept. 25, 2004), http://web.archive.org/web/20041013001920/www.loscabosquerencia.com/index.cfm?page=directory (last visited July 19, 2006).

71. MCA Proyecto y Construcción, S.A. de C.V.: Testimonial Page, http://www.grupomca.com/testimonials.htm (last visited July 19, 2006).

72. Brian Baskin, “Taking a Swing at Acxiom,” Arkansas Democrat Gazette (May 21, 2006).

73. Querencia: Personnel Directory Page (Sept. 25, 2004), http://web.archive.org/web/20041013001920/www.loscabosquerencia.com/index.cfm?page=directory (last visited July 19, 2006).

74. Brian Baskin, “Taking a Swing at Acxiom,” Arkansas Democrat Gazette (May 21, 2006).

75. Gretchen Morgenson, “Gentlemen Start Your Proxy Fight,” The New York Times (May 14, 2006).

76. Brian Baskin, “Taking a Swing at Acxiom,” Arkansas Democrat Gazette (May 21, 2006).

77. Arkansas Secretary of State, Incorporations, Cooperatives, Banks and Insurance Companies Database, http://www.sos.arkansas.gov/corps/search_corps.php?DETAIL=167370&corp_type_id=&corp_name=mca+development&agent_search=&agent_city=&agent_state=&filing_number=

&cmd= (last visited July 19, 2006); Property Transfer Records for Pulaski County, Arkansas.

78. Property Transfer Records for Pulaski County, Arkansas.

79. Querencia February 2006 Newsletter, http://www.loscabosquerencia.com/index2.php?page=communique (last visited July 19, 2006); Brian Baskin, “Taking a Swing at Acxiom,” Arkansas Democrat Gazette (May 21, 2006).

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Governance	Performance

Lack of Shareholder Democracy

We believe the following provisions from Acxiom’s charter and bylaws have served to entrench the current Board of Directors and have imposed serious burdens on the exercise of corporate democracy by Acxiom shareholders. (See Governance Rating):

•	Classified board of directors with staggered terms and the ability of the board to increase or decrease its size without shareholder approval;

•	Removal of directors only for cause;

•	The board of directors’ power to fill vacancies on the board, including those resulting from the removal of members or an increase in the number of board seats, rather than allowing the shareholders to do so;

•	Unanimous written consent required for matters put to a vote by shareholders in writing;

•	Supermajority voting (80%) to amend certain provisions in Acxiom’s charter and bylaws;

•	Board of directors’ authority to adopt, amend or repeal Acxiom’s bylaws without shareholder approval;

•	Fair price provisions requiring a supermajority vote of shareholders (80%) to approve business combinations with a beneficial owner of 5% or more of Acxiom’s common stock; and

•	A poison pill that has never been presented to shareholders for a vote.

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Governance	Performance

Weak Fiduciary Decisions

Over the past 18 months, when the Acxiom board of directors has been called upon to exercise their fiduciary duties to address management and governance shortcomings, they have touted achievements that, in our opinion, have been blunders and highlight the lack of professionalism and experience at the board level.

Appearance vs. Reality

Appearance	Reality
May 2006	May 2006

•      In response to ValueAct Capital’s criticism of weakness of Acxiom’s finance department, Acxiom hired an experienced CFO to oversee all financial functions, including Finance and Accounting, Investor Relations, Treasury and Corporate Finance.

•      Acxiom hired Frank J. Cotroneo, who was CFO of H&R Block from February 2000 to October 2003. Since December 2003, the SEC, IRS, NASD and New York Attorney General have investigated conduct at H&R Block or one of its subsidiaries, some of which allegedly took place during at least part of the time Mr. Cotroneo was CFO, according to news articles, court documents and SEC filings.

•      Currently, the New York Attorney General has a claim pending against H&R Block and the NASD has a claim pending against H&R Block Financial Advisors, according to an SEC filing and the New York County clerk’s office. The IRS investigation was still open as of June 2006 and the SEC investigation was still open as of September 2005, according to SEC filings. There is also a pending federal class action lawsuit against H&R Block, Mr. Cotroneo and other officers, according to court documents.

•      We do not know whether Mr. Cotroneo had any role in the conduct that led to the investigations of, and claims against, H&R Block, but we query whether the ongoing investigations and claims will distract Mr. Cotroneo from his duties as Finance Leader of Acxiom. We also wonder whether Acxiom took these investigations and claims into account when it hired Mr. Cotroneo.

March 2006	March 2006

• Acxiom replaces conflicted board member with independent board member.

•      Acxiom Board replaces Harry C. Gambill, head of one of Acxiom’s largest customers, with Michael J. Durham

•      Mr. Durham and Thomas F. (Mack) McLarty, III (another non-independent board member) serve together as Chairman and Vice-Chairman of Asbury Automotive Group Inc.

•      Mr. Durham became a member of Querencia just prior to joining Acxiom’s board. Querencia is a golf course/resort property in Cabo San Lucas, Mexico owned by Charles Morgan and other Acxiom co-founders.

• Acxiom appoints Independent Director / Vice Chairman.

•      William T. Dillard II is appointed Lead Independent Director, but communications from the Acxiom board continue to come from Charles Morgan, including any communication between Acxiom and ValueAct Capital at the Board level.

Q4 2005	Q4 2005

• Acxiom’s Board rejects ValueAct Capital’s two offers to purchase the Company.

•      Charles Morgan, in a letter to Acxiom employees, rejected ValueAct Capital’s bid at $25 per share the day it was proposed.

•      No independent committee was formed to evaluate the ValueAct Capital proposals.

• A management director was present at the one meeting held between Acxiom and ValueAct Capital to evaluate the ValueAct Capital proposals.

March 2005	March 2005

• Acxiom brings its Board of Directors in line with NASD Independence Rules.

•      Rather than appoint an additional seasoned outside, independent director, Acxiom drops James Womble, a management director, to technically comply with NASD rules (Acxiom Form 8-K dated May 25, 2005).

•      Board institutes a policy that no institutional shareholders of Acxiom will be nominated by the Board due to “conflicts of interest” (See Governance –Charles Morgan Self Dealing - Tangled Web).

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Spotlight on Acxiom - Performance

Governance	Performance

Historical Stock Price Performance

Acxiom stock has significantly underperformed its peers. Moreover, we believe that Acxiom’s recent improved stock performance has been primarily driven by ValueAct Capital offers.

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Governance	Performance

Low Returns on Investments

Acxiom’s ROIC on par with IT management/outsourcing providers despite only 25% of sales from this segment

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Governance	Performance

Overinvestment / Weak Cash Flow

Multi-Year Financials Suggest Chronic Overinvestment, Weak Cash Flow

Result of “build-it-and-they-will-come” approach to technology investment and poor investment discipline:

•	17.3% eleven-year (FY96-FY06) average ratio of capitalized asset additions to sales. Grid / IT management spending drives overall spending to ‘90s levels despite slower sales growth

In our opinion, Acxiom’s financial “Roadmap” overstates free cash flow by excluding capital leases / installment payments:

•	“Roadmap” FY06 FCF of $176.6 million (1) omits $111 million of acquired assets.

•	Acxiom’s own “Roadmap” projections for 2007 and 2010 of free cash flow show marginal improvement over FY06 results and ignore assets acquired via leases.

-click on pic to enlarge-

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Governance	Performance

EBIT Margins Also Lag Database Marketing Peers

Acxiom’s consolidated EBIT margins closer to IT management / outsourcing providers despite only 25% of sales from this segment.

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Governance	Performance

Breaking Down Internal Growth

FY06 core US Services & Data growth slips to 1.3%. IT management and acquisitions drive sales growth.

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Governance	Performance

“This Time it’s Different”

Ongoing investments in “revolutionary” technology. Promised returns fail to materialize.

April 2006: “We have again transformed the technology and offerings of the company to meet increased demands from our clients. Our Board agreed that we needed to make the investments for the long term, and our shareholders are only now beginning to reap the benefits.” - Charles D. Morgan (emphasis added)

Acxiom Promise	Actual Acxiom Results

Acxiom Data Network: 1998-1999	Acxiom Data Network: 1998-1999

• “Just what makes the Acxiom Data Network revolutionary” (1999 Annual Report, p.4) (emphasis added)	• Acxiom Data Network no longer exists as a stand-alone product.

• “The technology behind the Acxiom Data Network will also help us dramatically increase the effectiveness of our own internal processes....” (1998 Annual Report, p.5)

•      “The Company believes that operating margins will continue to improve primarily as a result of implementing the Acxiom Data Network, leveraging the Company’s data content resources, improving internal processes, and increasing the profitability of the Company’s international operations.” (1999 Annual Report, p.27) (emphasis added)

• Margins increase in FY2000 but have never since exceeded FY1999’s 15.6%. (Capital IQ and Company Financials)

Abilitec: 2000-2003	Abilitec: 2000-2003

•      “[W]e introduced a revolutionary customer data integration technology, Abilitec... We will significantly increase our investment in this technology in order to maximize this opportunity. As we go forward with this investment, earnings per share growth for the next 18 to 24 months may be impacted.... As the more efficient Abilitec-delivered products become a predominant part of our total revenue, we anticipate the results of our investment will produce margins well above current levels. Further, we also currently expect annual revenues to grow in excess of 25% during the investment period.” (2000 Annual Report, pp. 1, 27) (emphasis added)

• Operating margins peaked in FY2000 and have never recovered. Sales have never grown 25% per year since this statement. (Capital IQ and Company Financials)

• “The Company expects that revenue for fiscal 2002 will exceed $1 billion.” (2001 Annual Report, p.18) (emphasis added)	• Fiscal 2002 sales are $866.1 million. (Company Financials)

• “For fiscal 2003, the Company expects that revenue will grow approximately 20% above the fiscal 2002 guidance ” (2001 Annual Report, p.19) (emphasis added)	• Fiscal 2003 sales growth was 11%. (Company Financials)

CII (Grid): 2003-Present	CII (Grid): 2003-Present

•      “CII (grid) is so revolutionary that it compelled us to change our organizational structure to fully leverage its benefits internally and for our clients.” (2004 Annual Report, Letter from Charles D. Morgan to Acxiom Shareholders) (emphasis added)

• Acxiom sells exclusive rights to grid software to EMC for only $30 million. ValueAct Capital believes development costs far exceeded this amount. Future benefits of EMC relationship unknown.

•      “Acxiom’s CII provides more capacity, more flexibility and more speed—all at a lower cost. It lets our clients do more, creates exciting jobs for Acxiom associates, and will pay off in higher profits for Acxiom’s shareholders.” (2004 Annual Report, Letter from Charles D. Morgan to Acxiom Shareholders) (emphasis added)

•      Acxiom acquired $256 million of capital equipment via leases in FY03 – FY05 to support the grid-related infrastructure initiatives and related IT management contracts. All are excluded from Acxiom’s “free cash flow” calculations. The statements about potential internal efficiencies are similar to those regarding Acxiom Data Network.

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ValueAct Capital Nominees	Comparison of Independent Nominees

Jeffrey W. Ubben is a co-founder of and a managing member, principal owner and controlling person of ValueAct Capital, an investment partnership with approximately $3.5 billion in assets under management. Prior to co-founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at BLUM Capital Partners (“BLUM”) for more than five years. During his tenure at BLUM, the actively managed assets under management grew more than five-fold, to approximately $1.8 billion. Previously, Mr. Ubben spent eight years at Fidelity Management and Research where he managed two multi-billion-dollar mutual funds, including the Fidelity Value Fund. Mr. Ubben currently serves as a director of Catalina Marketing Corp. (NYSE: POS), Gartner Group, Inc. (NYSE: IT), Mentor Corporation (NYSE: MNT) and Per-Se Technologies, Inc. (NASDAQ: PSTI), and is a former chairman of the board and director of Martha Stewart Living Omnimedia, Inc. (NYSE: MSO), and former director of Insurance Auto Auctions, Inc. (NASDAQ: IAAI), and a former director at several other public and private companies. He earned a B.A. from Duke University and an M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University.

Experience particularly relevant to the board of directors of Acxiom:

•	Public Company Board Experience – has served on 7 public company boards as well several private company boards; experience includes service on numerous board sub-committees, including audit and compensation committees; served as chairman of the board of a NYSE company (Martha Stewart Living Omnimedia); extensive experience with founder-led public company boards.

•	Corporate Activity – board level experience evaluating and executing acquisition, divestitures, restructurings; developed and implemented new best-of-breed governance program at founder-run public company; experience in senior management incentive and compensation program development and implementation;

•	Management Recruitment/Retention – As board chairman, successfully recruited complete new board and CEO of NYSE public company; recruitment of CEO and senior management positions at several public companies; assisted in transition from founder/long-time CEO to new senior management.

Louis J. Andreozzi is the sole member of Andreozzi Consulting LLC, which provides consulting services to ValueAct Capital. From May 2000 to July 2005, Mr. Andreozzi was President and Chief Executive Officer of the North American Legal Markets unit of LexisNexis (“LexisNexis”), a division of Reed Elsevier and a $1.2 billion information and technology company with more than 6,000 employees throughout the United States and Canada. From July 1996 to May 2000, Mr. Andreozzi was President and Chief Executive Officer of Martindale-Hubbell (“Martindale”), a division of Reed Elsevier, as well as other divisions and subsidiaries of Reed Elsevier, where he was responsible for the $330 million portfolio of directory, technology and corporate service companies. Prior to Martindale, Mr. Andreozzi was Vice President and General Counsel of LexisNexis from November 1994 to July 1996, Vice President and General Counsel of Reed Elsevier Medical and Science, a division of Reed Elsevier, from January 1991 to November 1994 and Vice President and Deputy General Counsel of Elsevier US Holdings, a division of Elsevier, from June 1985 to January 1991. Mr. Andreozzi earned a B.A. from Rutgers University in 1981 and a Juris Doctor from Seton Hall School of Law in 1984.

Experience particularly relevant to the board of directors of Acxiom:

•	Senior Management Experience – 20+ years in senior management positions in the data and information industries; 9 years of CEO experience in divisions ranging from $200 million to $1.3 billion in annual revenue; history of accelerating revenue growth by moving up the value chain; extensive experience evaluating, structuring, and negotiating strategic acquisitions; familiarity with large data center operations and grid computing environment.

•	Operating/Turnaround Experience – record of producing organic revenue growth and improving pro forma operating margins ahead of competition, while executing tight cost controls; extensive experience integrating acquisitions; successfully turned around underperforming businesses with a five-point strategy of revenue growth, margin improvement, sales, marketing and product investment.

•	Management Recruitment and Retention – created company environment with low management turnover; during tenure at LexisNexis, company received numerous awards including IDG “Computer World Best Places to Work in IT” three years running, and “100 Companies that Matter in Knowledge Management”.

J. Michael Lawrie is a partner at ValueAct Capital. From May 2004 until April 2005, Mr. Lawrie was the Chief Executive Officer of Siebel Systems Inc. (NASDAQ: SEBL) (“Siebel”), a leader in customer relationship management application software with $1.4 billion in revenue and more than 5,000 professionals operating in 31 countries. Prior to Siebel, Mr. Lawrie spent more than 26 years in various positions for IBM (NYSE: IBM), most recently as Senior Vice President and Group Executive where he was responsible for sales and distribution of all IBM products and services world wide. Prior to serving in that position at IBM, he was the General Manager for all operations in Europe, the Middle East and Africa and was a member of IBM’s World Wide Operating Committee and Strategy Committee. Mr. Lawrie is a director of Symbol Technologies, Inc. (NYSE: SBL), SSA Global Technologies (NASDAQ: SSAG) and Good Technology, Inc. and is a National Trustee for the Ohio University Board of Trustees. He earned a B.A. from Ohio University and an M.B.A. from Drexel University.

Experience particularly relevant to the board of directors of Acxiom:

•	Senior Management Experience – led IBM’s worldwide sales organization, and European operations, and Asia Pacific sales operations; P&L responsibility for businesses ranging from $500 million to $30 billion in sales, and 2,000 to 110,000 employees; experience attracting and retaining high-performing teams of executives at both IBM and Siebel Systems, Inc.

•	Operating/Turnaround Experience – Worked with Louis Gerstner at IBM as part of management team that successfully turned around the company; personally led turn around of IBM’s European operations and software division; returned Siebel Systems, Inc. to profitability after several years of losses and developed entirely new business strategy.

•	Public Company Board Experience – SSA Global Technologies: member of audit and compensation committees, and special committees that led process to sell entire company; Symbol Technologies, Inc.: member of compensation committee and special committee that led global CEO search.

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ValueAct Capital Nominees	Comparison of Independent Nominees

Comparison of ValueAct Capital Nominees to incumbent independent nominees.

	VAC Nominee Jeffrey W. Ubben(1)	VAC Nominee J. Michael Lawrie(1)	VAC Nominee Louis J. Andreozzi(1)	Incumbent Nominee Ann Die Hasselmo(2)	Incumbent Nominee William Henderson(2)

No personal or professional ties to Charles Morgan	✓	✓	✓		✓

Has had direct P&L responsibility in a public company		✓	✓

Extensive experience in corporate governance	✓	✓

Extensive operating/management experience in large, public, technology-driven organization		✓	✓		✓

Extensive operating/management experience in global organization		✓	✓

Extensive experience with corporate acquisitions and integration at operating/ management level		✓	✓

Turnaround experience at board/management level	✓	✓	✓

Experience in recruitment and retention of senior management for public companies	✓	✓	✓

Execution of management succession plans	✓

Experience in working successfully with a forceful CEO	✓	✓		?	?

(1)	Source: Resumes

(2)	Source: Acxiom Form 10K for Fiscal Year 2005

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About ValueAct Capital

ValueAct Capital, a private investment partnership with offices in San Francisco and Boston, was formed by Jeffrey Ubben, George Hamel, and Peter Kamin in June 2000 to make long-term strategic-block value investments in a select number of companies. Along with the capital of a limited number of outside investors, ValueAct Capital was initially formed to manage the capital of its founders in an investment strategy that combines intensive due diligence, a concentrated number of investments, and active involvement in the value creation at those investments. Today, with seven investment partners, ValueAct Capital manages more than $3.5 billion on behalf of some of the worlds most respected institutional and high-net worth investors.

The investment partners at ValueAct Capital have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital. ValueAct Capital concentrates primarily on acquiring significant ownership stakes in publicly traded companies through both open-market purchases and negotiated transactions.

In the six years since its inception, ValueAct Capital has stayed true to its original founding mission. We continue to seek to be a part of the value creation process at our investments and deliver superior returns, with our capital invested alongside that of our limited partners.

Interest Alignment and Value Creation

The following are investments in which ValueAct Capital supported the value creation process through board roles.

Company Name	Number of Board Seats	Date of Investment	Date of Exit	Cost of Investment	Total Value (1)	Weighted Average Holding Period (in Years)(1)	Internal Rate of Return (1)
Gartner Group Inc.	1	Jan 2001		$168,956,154	$301,380,101	3.3	18.4%
Insurance Auto Auction Inc.	2	Jan 2001	May 2005	41,886,026	96,879,050	2.7	32.1%
LeCroy Corp.	1	Aug 2001	Aug 2004	25,710,540	25,204,184	3.0	(0.7)%
Martha Stewart Living	1	Jan 2002	Jul 2005	63,322,118	100,590,246	3.4	17.1%
Mentor Corp.	1	Oct 2000		87,594,298	275,187,168	4.3	34.6%
MSC Software Corp.	2	Aug 2004		26,245,187	67,650,000	1.7	75.0%
One Source Information Services	1	Nov 2002	Jun 2004	20,707,631	35,813,118	1.6	41.4%
Per-Se Technologies Inc.	1	Nov 2000		36,983,415	144,164,177	3.9	42.5%
Seitel Inc.	3	Jul 2004		127,575,089	254,670,404	0.6	45.9%
Solexa Inc.	1	Apr 2005		9,000,005	22,979,287	0.9	146.7%

Total				$607,980,464	$1,324,517,735	3.0	30.4%

(1)	As of May 31, 2006

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ValueAct Capital’s Action Plan

Governance	Business

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Governance	Business

Governance

ValueAct Capital believes that good business performance and good corporate governance are intricately connected. Our track record of governance in public market investments demonstrates our success in enhancing the value creation process through our participation on public company boards. We believe that Acxiom’s board has failed to provide rigorous, informed oversight of management. In our opinion, this failure has resulted in persistent strategic missteps, flawed capital allocation, low returns-on-investment, and a share price that trades lower than it did in 1996. If elected to the board, ValueAct Capital’s nominees will immediately work to enhance the board’s governance processes by striving to bring best of breed processes to bear, such as the ones listed below. It has been our experience that improved business performance will ultimately follow where good governance leads.

•	Raise the corporate governance rating from the bottom quartile

•	Conducting regular Executive Sessions (i.e. without management members present)

•	Establishing procedures for approving acquisitions and major investments

•	Establishing a review process for the implementation and integration of acquisitions and major investments

•	Establishing procedures for evaluating and approving related party transactions, including transactions between the Company and (i) members of Management, (ii) members of the Board of Directors, and (iii) family members of such persons

•	Revising the criteria and procedures for the evaluation and approval of nominees to the Board of Directors, and, in particular, to raise the bar on “independence” to NYSE or ISS standards

•	Ensuring that the Board of Directors acts in accordance with its fiduciary duties under Federal and Delaware law

•	Revise the criteria for evaluating and approving Board appointments of Senior Management to ensure quality, experience and commitment

•	Establishing revised procedures for evaluating the performance and compensation of Senior Management against a tailored measure of success

•	Conducting and overseeing the implementation of succession planning for Senior Management

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Governance	Business

Business

•	Work with fellow board members and management to help drive Acxiom’s US Services and Data business to peer benchmarks

•	Mid-to-high single digit internal sales growth

•	20% operating margins

•	Capitalized costs at 6-8% of sales

•	Work with fellow board members to ensure that Acxiom’s IT management business earns attractive risk-adjusted returns for shareholders. Vet Acxiom’s ability to compete profitably in this segment.

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Corporate Governance Report Card

Institutional Shareholder Services (ISS) issues a corporate governance “report card”, called the CGQ® (Corporate Governance Quotient), for more than 8000 companies worldwide. In each report, ISS evaluates the strength and deficiencies of a company’s corporate governance practices and board of directors. The report includes data points for up to 63 corporate governance variables, under the premise that corporate governance is enhanced when selected combinations of these variables are adopted. As of July 1, 2006, ISS’ rating for Acxiom indicated that its corporate governance practices were worse than 88% of other S&P 400 companies.

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Filing	Form Type	Format	Date
SCHEDULE 14A	PREN14A	HTML	07/14/2006

SCHEDULE 14A	PREN14A	HTML	06/23/2006

SCHEDULE TO-C	SC TO-C	HTML	06/23/2006

AMENDED SCHEDULE 13D	SC 13D/A	HTML	06/21/2006

SCHEDULE TO-C	SC TO-C	HTML	06/21/2006

SCHEDULE 14A - SOLICITING MATERIAL	PREN14A	HTML	06/21/2006

PRELIMINARY REVISED PROXY STATEMENT	PRRN14A	HTML	06/08/2006

AMENDED SCHEDULE 13D - Amendment to the Consulting Agreement with Andreozzi Consulting, LLC dated September 21, 2005.	SC 13D/A	TXT	05/15/2006

PRELIMINARY PROXY STATEMENT	PREC14A	HTML	05/15/2006

AMENDED SCHEDULE 13D - Nomination Letter dated March 31, 2006	SC 13D/A	TXT	04/03/2006

AMENDED SCHEDULE 13D	SC 13D/A	TXT	10/27/2005

AMENDED SCHEDULE 13D - Letter from Reporting Persons dated October 21, 2005 to the Issuer	SC 13D/A	TXT	10/24/2005

AMENDED SCHEDULE 13D - Letter from Reporting Persons dated October 3, 2005 to the Issuer	SC 13D/A	TXT	10/04/2005

AMENDED SCHEDULE 13D - Letter from Reporting Persons dated July 13, 2005 to the Issuer	SC 13D/A	TXT	07/14/2005

AMENDED SCHEDULE 13D - Letter from Reporting Persons dated July 12, 2005 to the Issuer	SC 13D/A	TXT	07/13/2005

AMENDED SCHEDULE 13D - Letter from Reporting Persons dated June 3, 2005 to the Issuer	SC 13D/A	TXT	06/06/2005

Amended Schedule 13D	SC 13D/A	TXT	05/17/2005

Amended Schedule 13D	SC 13D/A	TXT	03/21/2005

Amended Schedule 13D	SC 13D/A	TXT	03/08/2005

Schedule 13D	SC 13D	TXT	01/31/2005

Amended Schedule 13D	SC 13D/A	TXT	12/08/2004

Amended Schedule 13D	SC 13D/A	TXT	11/07/2003

Schedule 13D	SC 13D	TXT	09/17/2003

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06/21/06	ValueAct seeks Acxiom seats, by David Shabelman, The Deal *

06/21/06	Acxiom move puts jet use under wraps. Firm said rival twists flight information, by Brian Baskin, Arkansas Democrat-Gazette

05/21/06	Taking a swing at Acxiom, by Brian Baskin, Arkansas Democrat-Gazette

05/18/06	None of your business?, by Warwick Sabin, Arkansas Times *

05/14/06	Gentlemen, Start Your Proxy Fight by Gretchen Morgenson, New York Times *

01/16/06	Acxiom Turnover on Rise in Turbulent 2005, by Chip Taulbee, Arkansas Business *

* Permission to use these articles was sought and obtained.

ValueAct Capital Press Releases:

06/23/06	ValueAct Capital Sends Letter to Acxiom CEO Charles Morgan

06/21/06	ValueAct Capital to Tender for Acxiom Shares if its Board Slate is Elected

04/03/06	ValueAct Capital Notifies Acxiom of its Intent to Nominate Directors

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Security holders are advised to read the proxy statement and other documents related to the solicitation of proxies by VA Partners, LLC and certain of its respective affiliates and nominees (collectively, the “participants”) from the shareholders of Acxiom Corporation for use at the 2006 annual meeting of shareholders of Acxiom Corporation when and if they are available because they will contain important information. When completed, a definitive proxy statement and form of proxy will be mailed to shareholders of Acxiom Corporation and will, along with other relevant documents, be available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting our proxy solicitor, Georgeson Inc., by telephone toll-free at (866) 316-4262 or, if you are a bank or broker, at (212) 440-9800. Information relating to the participants in such proxy solicitation is contained or referred to in the most recent Schedule 14A filed by VA Partners, LLC with the Securities and Exchange Commission.

THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. SUCH SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT http://www.sec.gov OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

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ValueAct Capital

San Francisco Office

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Boston Office

265 Franklin Street, 16th Floor

Boston, MA 02110

For more information please call 415-362-3700 or email info@valueact.com

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Cognitive Data

Cognitive Data is based in Little Rock, Arkansas and its CEO is Rodney Ford, Charles Morgan’s son-in-law. Cognitive Data provides data quality solutions for the catalog, retail, non-profit and publishing industries.

From Cognitive Data’s Website:

“CognitiveData products and services are backed by the most advanced data matching algorithms and data linking technologies available in today’s marketplace to dynamically link multiple data sources to extract specific data elements - all with unprecedented speed and accuracy. Our partners are the industry’s best-of-breed resources for the supply of consumer, business, phone and email knowledgebase sources.”

(Permission to use this material on this website was neither sought nor obtained.)

Cognitive Data’s solutions (as described on their website) are strikingly similar to solutions that Acxiom provides. We believe that Acxiom’s sales to Cognitive Data are not only of questionable profitability to Acxiom, but quite possibly are taking away revenue opportunities from Acxiom.

As revealed in Acxiom’s Form 10-K disclosures (see below), Acxiom also grants Cognitive Data unusually generous payment terms. Acxiom’s customers pay their outstanding account balances on average, within 80 days or less. However the Company has allowed Cognitive Data to pay it’s account balance over periods as long as 20 months. In fact, Acxiom had to “secure and collect” on the FY2004 receivables balance that Cognitive Data owed the company.

	FY2002	FY2003	FY2004	FY2005	FY2006
Sales	$0.7m	$0.8m	$0.7m	$1.0m	$1.0m
Receivables	$0.7m	$0.9m	$1.2m	$0.2m	$0.6m
% of Sales	100%	113%	171%	20%	60%
Days Sales Outstanding (DSO)	365	410	626	73	219

Acxiom dropped the outstanding balance accounts from the FY2006 related party disclosures. In prior years, Acxiom had given the past three years of revenue data and receivables account balance owed by Cognitive Data, but did not include the FY2004 receivables balance in the FY2006 10-K, breaking precedent.

Related Party Disclosures from Acxiom’s Form 10-K’s Filed with the SEC

Fiscal Year 2004 Form 10-K

“The Company has an agreement to resell Acxiom products with a company whose majority shareholder is a family member of an officer of the Company. Products purchased from the Company for resale were approximately $0.7 million in fiscal 2004, $0.8 million in fiscal 2003 and $0.7 million in fiscal 2002. The account balance was approximately $1.2 million at the end of fiscal 2004, $0.9 million at the end of fiscal 2003 and $0.7 million at the end of fiscal 2002. The Company entered into an agreement in April 2004 to secure and collect the March 31, 2004 account balance by March 31, 2005.” (p. F-61)

Fiscal Year 2005 Form 10-K

“The Company has an agreement to resell Acxiom products with a company whose majority shareholder is a family member of an officer of the Company. Products purchased from the Company for resale were approximately $1.0 million in fiscal 2005, $0.7 million in fiscal 2004, and $0.8 million in fiscal 2003. The receivable account balance was approximately $0.2 million at the end of fiscal 2005, $1.2 million at the end of fiscal 2004, and $0.9 million at the end of fiscal 2003. The reduction in the account balance during fiscal 2005 was pursuant to an agreement entered into with the Company in April 2004 to secure and collect the March 31, 2004 account balance by March 31, 2005.” (p. F-63)

Fiscal Year 2006 Form 10-K

“The Company has an agreement to sell Acxiom products and services to a company whose majority shareholder is a family member of an officer and director of the Company. Under the agreement the Company received revenues of approximately $1.0 million in fiscal 2006, $1.0 million in fiscal 2005 and $0.7 million in fiscal 2004. The receivable account balance was approximately $0.6 million at March 31, 2006, and $0.2 million at the end of fiscal 2005.” (p. F-61)

VALUEACT CAPITAL SENDS LETTER RESPONDING TO RECENT STATEMENTS

BY ACXIOM CHAIRMAN AND CHIEF EXECUTIVE CHARLES D. MORGAN

San Francisco, June 23, 2006 – ValueAct Capital Managing Partner Jeffrey W. Ubben today sent a letter to Charles D. Morgan, Chairman and Chief Executive of Acxiom Corporation, responding to certain statements contained in a letter from Mr. Morgan to Mr. Ubben dated June 21, which letter, along with another Acxiom statement, were filed by Acxiom in an SEC Schedule 14A earlier this week.

The full text of Mr. Ubben’s letter to Mr. Morgan follows:

Dear Charles,

I acknowledge your invitation to attend the August 3 board meeting.

As you well know, my first objective was to work constructively with you and other members of the board to try to effect positive changes at Acxiom. To that end, I met with members of the nominating committee during the spring of 2005. Following that meeting, the board made it clear what it thought of input from large shareholders when it adopted and announced a policy that no large shareholder could serve on the Acxiom board. Notwithstanding that very strong message, we again accepted an invitation to meet with the board on November 22, 2005. The purported purpose was to discuss our offer to purchase all the stock of Acxiom at a 25% premium to the then market price as well as our willingness to consider paying even more if we received access to the company’s books and records. We made it clear how important we thought it was that the meeting be with the outside directors so we could have a discussion unencumbered by the interests of management. In the end, representatives of management attended the meeting and, not surprisingly, there was no dialogue. Questions we put to the board members were deemed “out of bounds” by your financial adviser.

These invitations and meetings have served no purpose other than to promote your objective of creating the illusion for your shareholders that you and the board are interested in a real dialogue. As ValueAct Capital is now focused on the proxy process, we understand that the real decision-makers are Acxiom’s outside shareholders who have been excluded from representation in your board room. We will address your board, in addition to all shareholders, but we will do so in a public forum, where all can see and judge our words and actions—rather than behind your closed doors—so that you cannot continue to misrepresent our communications, our actions, and our record of success.

You ask for suggestions about changes at Acxiom and we are happy to offer them. First, we believe that governance at Acxiom would be much improved if the board included significant shareholders whose interests are directly aligned with outside owners, and whose equity stakes outweigh their interest in the fees, consulting arrangements, and other perks that they receive as members of the board. If you had board members who share the perspective of a shareholder, they would understand that your promise to drive shareholder value rings hollow as the stock languishes below $25. Acxiom’s Fiscal 2006 results have demonstrated that our assessment of the business is as relevant as ever: your focus on driving sales growth with asset-intensive IT management contracts and over-investment in “revolutionary” grid technology investments has allowed Acxiom’s core services and data business to stagnate, as evidenced by the paltry internal growth of these businesses. The company’s chronic overstatement of its free cash flows continues as you ignore sizeable equipment and software purchases made via leases or installment arrangements. You speak of “record” results, and yet the meager free cash flow growth projected by Acxiom’s own Roadmap provides investors no reason to believe that your business plan will drive increased equity value.

We also want the board to focus on the profitability and free cash flow gap that exists between Acxiom and its peers. We want the board to focus on closing this gap, rather than on short-term earnings performance against the consensus expectations that you have fed to analysts. ValueAct Capital knows that if our nominees are elected on the board, we will intensify the board’s focus on the issues that drive value.

The issue with your planes isn’t whether you can find some business justification for any one trip or even 10 or 20 trips. What we want to see is a board that is focused on the results of the business and a board that understands the necessary distinction between personal and business activities. We want board members who have a strong economic incentive to spend the time required to develop a deep understanding of Acxiom’s business and the changes needed to create value. We understand that this is often hard for board members who don’t have a significant economic interest in the performance of the company. ValueAct Capital has that economic interest. We will spend the time.

Finally, we have been surprised and disappointed to learn that you have been inviting investors to fly to Little Rock at the company’s expense on Acxiom planes in order to solicit their votes for the management proxy slate. The proposed use of shareholders’ money in such a manner—in the shadow of a proxy vote in which the misuse of company resources is at issue—only serves to confirm our concerns about this matter. Warwick Sabin said it best in his May 18, 2006 editorial in the Arkansas Times regarding you and your use of the planes: it is, he wrote, “the hubris of the chauffeur who forgets that he doesn’t own the car he is driving.”

Very truly yours,

/s/ Jeffrey W. Ubben
Jeffrey W. Ubben
Managing Partner
ValueAct Capital

About ValueAct Capital

ValueAct Capital, with $3.5 billion in investments, seeks to make active value investments in a limited number of companies. The firm’s principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital.

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ADDITIONAL INFORMATION

On May 15, 2006, VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, Louis J. Andreozzi and J. Michael Lawrie (collectively, the “Participants”) filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the election of Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie to the Board of Directors of Acxiom Corporation at the 2006 Annual Meeting of Stockholders of Acxiom Corporation.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THEIR SCHEDULE 13D INITIALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 2005, AS SUBSEQUENTLY AMENDED ON FEBRUARY 23, 2005, MARCH 16, 2005, MAY 4, 2005, JUNE 3, 2005, JULY 12, 2005, JULY 13, 2005, SEPTEMBER 27, 2005, OCTOBER 18, 2005, OCTOBER 21, 2005, MARCH 31, 2006, MAY 15, 2006 AND JUNE 21, 2006.

THIS COMMUNICATION IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. THE SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR, NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

Contact:	Todd F. Bourell
ValueAct Capital
617-531-5430

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VALUEACT CAPITAL TO LAUNCH CASH TENDER OFFER AT $25 PER SHARE

FOR UP TO APPROXIMATELY 7 MILLION SHARES OF ACXIOM

IF ITS BOARD SLATE IS ELECTED

San Francisco, June 21, 2006 – ValueAct Capital today announced that it will conduct a tender offer to acquire up to approximately 7 million shares of Acxiom Corporation common stock, at a price of $25 per share in cash, if its nominees are elected to Acxiom’s Board of Directors at the Company’s 2006 Annual Meeting.

ValueAct Capital has been an Acxiom shareholder since 2003, and currently owns 11.7 percent of Acxiom’s common stock. If ValueAct Capital’s three-person Board slate is elected and if its tender offer is successful, it will own approximately an additional 8 percent of Acxiom’s shares, bringing its total share ownership to just under 20 percent, the maximum percentage that ValueAct Capital can own without triggering Acxiom’s poison pill.

As previously announced, ValueAct Capital’s three director candidates for election to the Acxiom Board are Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie. As indicated in an open letter issued today to all Acxiom shareholders, ValueAct Capital’s commitment to promptly commence a tender offer for approximately an additional 8 percent of Acxiom’s shares if its Board slate is elected, and at a premium to Acxiom’s current market price, reflects the confidence of ValueAct Capital that its three Board nominees, even as a minority of Acxiom’s Board, can create significant value for all Acxiom shareholders.

The full text of ValueAct Capital’s open letter to Acxiom shareholders follows:

Dear Fellow Acxiom Shareholder:

ValueAct Capital has nominated three candidates for the board of directors of Acxiom Corporation (“Acxiom”) and seeks to achieve their election through a proxy contest. ValueAct Capital, which has been an Acxiom shareholder since 2003, currently owns almost 12 percent of Acxiom’s stock, and will be voting these shares in favor of our nominees.

We are pursuing this course of action because we have lost confidence in the ability of Acxiom’s board and management to maximize shareholder value. The current board has failed to hold management accountable for flawed strategic focus, poor capital allocation, and unsound corporate governance practices.

We strongly believe that if our nominees—Lou Andreozzi, J. Michael Lawrie and I—are elected to the Acxiom board, we will be able to drive changes that will produce more value for shareholders. As such, we will want to own more stock if our nominees are elected to Acxiom’s board.

To that end, if our nominees are elected at Acxiom’s 2006 annual meeting, we will promptly thereafter commence a tender offer to purchase up to approximately 7 million shares, or approximately an additional 8 percent of Acxiom’s stock, at a price of $25 per share. This purchase would increase our ownership to the maximum percentage we could own without triggering Acxiom’s poison pill.

ValueAct Capital is willing to pay a premium for these shares because we have confidence in the ability of our nominees to create additional value if elected to Acxiom’s board. This tender offer would give other shareholders the opportunity to sell their stock, if they wish to do so, at a price identical to that of our October 2005 offer to purchase the company that Acxiom’s board rejected.

On behalf of all of us at ValueAct Capital, thank you for your interest and support.

Sincerely,

Jeffrey W. Ubben
Managing Member VA Partners, LLC

About ValueAct Capital

ValueAct Capital, with $3.5 billion in investments, seeks to make active value investments in a limited number of companies. The firm’s principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital.

ADDITIONAL INFORMATION

On May 15, 2006, VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, Jeffrey W. Ubben, George F. Hamel, Jr., Peter H. Kamin, Louis J. Andreozzi and J. Michael Lawrie (collectively, the “Participants”) filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the election of Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie to the Board of Directors of Acxiom Corporation at the 2006 Annual Meeting of Stockholders of Acxiom Corporation.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR NEW YORK, NY 10004, TOLL FREE: (866) 316-4262.

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INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN THEIR SCHEDULE 13D INITIALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 2005, AS SUBSEQUENTLY AMENDED ON FEBRUARY 23, 2005, MARCH 16, 2005, MAY 4, 2005, JUNE 3, 2005, JULY 12, 2005, JULY 13, 2005, SEPTEMBER 27, 2005, OCTOBER 18, 2005, OCTOBER 21, 2005, MARCH 31, 2006, MAY 15, 2006 AND JUNE 21, 2006.

THIS PRESS RELEASE IS NOT AN OFFER TO PURCHASE OR THE SOLICITATION OF AN OFFER TO SELL ANY COMMON STOCK. THE SOLICITATION AND OFFER TO PURCHASE COMMON STOCK WILL BE MADE, IF AT ALL, PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT WOULD BE FURNISHED TO STOCKHOLDERS AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IF THESE MATERIALS ARE FURNISHED TO STOCKHOLDERS, STOCKHOLDERS SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. IN SUCH EVENT, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV OR FROM THE PARTICIPANTS C/O GEORGESON INC., 17 STATE STREET, 10TH FLOOR NEW YORK, NY 10004, TOLL FREE: (866) 316-4262

Contact:	Todd F. Bourell
ValueAct Capital
617-531-5430

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VALUEACT CAPITAL NOTIFIES ACXIOM OF ITS INTENT TO NOMINATE DIRECTORS

San Francisco, April 3, 2006 – ValueAct Capital today announced that it has notified Acxiom Corporation of its intention to nominate three candidates for election to the Acxiom Board of Directors at the company’s 2006 Annual Meeting of Stockholders. The three director candidates are Jeffrey W. Ubben, Louis J. Andreozzi and J. Michael Lawrie. ValueAct Capital is Acxiom’s largest shareholder, with an approximately 11.9 percent stake in the company.

ValueAct Capital said: “Since our initial purchases of Acxiom stock in July of 2003, we have developed what we believe is a deep understanding of Acxiom’s business. We have determined that Acxiom’s senior management team is unable to deliver consistent financial performance and is much more reactive than strategic in its approach to business opportunities. Through discussions with members of Acxiom’s board of directors that began in the spring of 2005, we have concluded that Acxiom’s board, as currently constituted, is not fulfilling its responsibility to address fundamental challenges facing the company. In fact, members of the board’s nominating committee conceded to us last spring that Acxiom’s board had no plan for the succession of executive leadership beyond the current group of founder-owners. Acxiom’s board of directors, while ostensibly independent, is beholden to Chairman and CEO Charles Morgan through business and personal ties.

“We sought to gain representation on Acxiom’s board in 2005 as a means of effecting positive, value-enhancing change for all shareholders. Acxiom’s board responded by establishing a policy that no representative of an institutional shareholder may serve as a board member, as noted in the 2005 proxy. We were thus faced with the option of selling our stock, as so many other shareholders have done over the past ten years in the wake of company disappointments, or of paying a control premium for the entire business in order to lead the change from a business run at the whim of founder-owners to one run by professional managers with the objective of maximizing shareholder value. Because Acxiom’s board rejected our offer and failed to establish a special committee to inform itself of the merits of our offer, or the offers of others that we believe were proposed, we are now pursuing the goals of management and governance change through the proxy process.”

Jeffrey W. Ubben is a co-founder and managing member of ValueAct Capital, an investment partnership with $3.5 billion in assets under management. Prior to co-founding ValueAct Capital in 2000, Mr. Ubben was a Managing Partner at BLUM Capital Partners. Previously, he spent eight years at Fidelity Management and Research, where he managed two multi-billion-dollar mutual funds, including the Fidelity Value Fund. Mr. Ubben currently serves as a director of Gartner Group, Inc., Mentor Corporation and Per-Se Technologies, Inc., and is a former chairman of the board and director of Martha Stewart Living Omnimedia, Inc., a former director of Insurance Auto Auctions, Inc., and a former director at several other public and private companies.

Louis J. Andreozzi, from September 2005 to the present, has been engaged by ValueAct Capital to provide strategic and operational advice on Acxiom. From May 2000 to July 2005, Mr. Andreozzi was President and Chief Executive Officer of the North American Legal Markets unit of LexisNexis, a division of Reed Elsevier and a $1.2 billion information and technology company with more than 6,000 employees throughout the United States and Canada. From July 1996 to May 2000, Mr. Andreozzi was President and Chief Executive Officer of Martindale-Hubbell, a division of Reed Elsevier, as well as other divisions and subsidiaries of Reed Elsevier, where he was responsible for the $330 million portfolio of directory, technology and corporate service companies.

J. Michael Lawrie is a partner at ValueAct Capital. From May 2004 until April 2005, Mr. Lawrie was the Chief Executive Officer of Siebel Systems Inc. Prior to Siebel, Mr. Lawrie spent more than 26 years in various positions for IBM, most recently as Senior Vice President and Group Executive, where he was responsible for sales and distribution of all IBM products and services worldwide.

About ValueAct Capital

ValueAct Capital, with $3.5 billion in investments, seeks to make active strategic-block value investments in a limited number of companies. The firm’s principals have demonstrated expertise in sourcing investments in companies they believe to be fundamentally undervalued, and then working with management and/or the company’s board to implement strategies that generate superior returns on invested capital. ValueAct Capital concentrates primarily on acquiring significant ownership stakes in publicly traded companies, and a select number of control investments, through both open-market purchases and negotiated transactions.

Contact:	Todd F. Bourell
ValueAct Capital
617-531-5430

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